AMENDMENT AGREEMENT

          THIS AMENDMENT AGREEMENT (this "Agreement") is made and entered into as of the 21st day of September, 2001, by and between COGENTRIX ENERGY, INC., a North Carolina corporation (the "Company"), and MARK F. MILLER, a resident of Cornelius, North Carolina (the "Employee").

Statement of Purpose

          The Company and the Employee are parties to an Amended and Restated Employment Agreement dated as of May 1, 1997, and amended on August 14, 2000 and February 16, 2001, covering the terms and conditions of the Employee's employment with the Company (as amended, the "Employment Agreement"). The Company and the Employee desire to amend the Employment Agreement in certain respects, and this Agreement sets forth such amendments.

          NOW, THEREFORE, in consideration of the Statement of Purpose and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1.           Section 4.6(g) of the Employment Agreement is hereby amended by deleting said Section 4.6(g) in its entirety and by substituting in lieu thereof the following new Section 4.6(g):

           "(g) "Severance Term" means: (i) with respect to a termination of the Employee's employment by the Company other than for "cause" prior to the occurrence of a Change of Control, the remainder of the Term as if the Employee's employment had not been terminated; (ii) with respect to a termination of the Employee's employment by the Employee for good reason prior to the occurrence of a Change of Control, the longer of (A) five (5) years or (B) the remainder of the Term as if the Employee's employment had not been terminated; and (iii) with respect to a termination of the Employee's employment by the Company other than for "cause" or by the Employee for good reason, in either case after the occurrence of a Change of Control, the longer of (A) five (5) years or (B) the remainder of the Term as of the date such Change of Control occurred."

          2.           Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COGENTRIX ENERGY, INC. By: David J. Lewis, Chairman and Chief Executive Officer
Mark F. Miller